CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS









      Symetrics Industries, Inc.

           We hereby consent to the incorporation by reference in the October 4, 1993 Registration Statement on Form S-8 of Symetrics Industries, Inc. of our report dated May 1, 1996, which appears on page 12 of this annual report on Form 10K for the Year ended March 31, 1996.





                                               PRICHER AND COMPANY

Orlando, Florida
June 7, 1996